Exhibit 21



               ALLIED Life Financial Corporation and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                               As of March 1, 1998




                                   ALLIED LIFE
                                    FINANCIAL
                                   CORPORATION
                                   42-1406716



  ALLIED Life                       ALLIED Life                 ALLIED Group
   Insurance                         Brokerage                Merchant Banking
    Company                         Agency, Inc.                 Corporation
   42-0921353                        42-1285968                  42-1341874


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